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                                                                    Exhibit 10.1

       Summary of Memorandum of Association and Articles of Association

                            of Scottish Power plc

         The following is a summary of certain provisions of the Memorandum of Association and the Articles of Association of Scottish Power plc (the "Company") required by Item 10(B) of Form 20-F under the United sates Securities Exchange Act of 1938.

Memorandum of Association

1)       Objects and Purposes. The Company's objects and purposes under its
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Memorandum of Association are set forth in Article 4 and are to carry on the business of a holding company, to generate, transmit, distribute and supply electricity as well as any other form of energy, to carry on the business of a water undertaker, to carry on the business of sewerage undertaker, to run operate, manage, service, repair and deal in telecommunications, to carry on any other trade or business which is for the benefit of the Company and to do anything incidental or conducive to these objects anywhere in the world.

Articles of Association

2)       Directors.
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(a)      A Director directly or indirectly interested in a proposed contract with the Company or any subsidiary of the Company shall declare the nature of his interest. A Director is prohibited from voting where he has any material interest, unless it relates to his interests in shares, debentures or other securities in the Company. However, a Director will be able to vote where the resolution concerns any of the following:

         (i) giving a guarantee, security or indemnity in respect of obligations incurred by him;
         (ii) giving a guarantee, security or indemnity in respect of an obligation incurred by the Company for which he has assumed responsibility;
         (iii) a proposal to subscribe for or purchase shares, debentures or other securities of the Company following an offer to the public;
         (iv) an offer for shares, debentures or other securities of the Company in which he may be interested as a participant in the underwriting;
         (v) a contract relating to another company in which he does not hold an interest of 1% or more of the issued share capital or of the voting rights;
         (vi) a contract for the benefit of employees which awards no extra benefit to the Director; and
         (vii) insurance which the Company is empowered to purchase and/or maintain for the benefit of the Directors.

(b) Directors are prevented from voting in respect of contracts or arrangements in which they have a material interest and as such will not be counted in any quorum at such a meeting. In the absence of a quorum the Directors present may only act either to fill vacancies in their number or to summon general meetings.

(c)      Directors may exercise all borrowing powers of the Company.

(d) There are no requirements for a Director to retire at a certain age. The age of a Director who has attained the age of 70 must be stated in the notice convening the general meeting at which he is proposed to be elected or re-elected. At the Annual General Meeting every year, one-third of the Directors subject to retirement by rotation shall retire.
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(e)      There is no share qualification for Directors.

3)       Share rights.
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(a)      No dividend is payable except out of Company profits available for distribution. All dividends are to be apportioned and paid pro rata according to the amounts paid on the shares. All moneys that is unclaimed may be invested or put to use by the Directors for the benefit of the Company until claimed. Any dividend that is unclaimed for 12 years from the date when it fell due for payment may be forfeited and shall revert to the Company.

(b) Every member present in person and entitled to vote on a show of hands shall have one vote. On a poll, every member present in person and entitled to vote shall have one vote for every share held.

(c)      Directors are elected for staggered terms.

(d) A liquidator may, with the authority of an extraordinary resolution, divide among the members the whole, or any part of, the assets of the Company.

(e) The Company has no redeemable shares outstanding, but may issue redeemable shares may be issued that may be redeemed at the option of the Company or the holder on the terms provided in those shares.

(f) The Directors can make calls upon members in respect of moneys unpaid on their shares.

(g) The Articles of Association prevent any person, save for certain exceptions, from directly or indirectly owning or controlling shares giving that person the right to cast 15% or more of the votes at a general meeting of the Company. The holder of such shares shall not be entitled to attend or vote at any general meeting of the Company or exercise any other right in relation to the meeting until the holder complies with a notice under the Articles of Association to dispose of sufficient of such shares in order to cease to fall within this provision.

4)       Class Rights. Rights attached to a class of shares may be varied with
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the consent in writing of not less than 75% of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares. The necessary quorum of the meeting shall be two persons present in person holding at least one-third of the nominal amount of issued shares of the class.

5)       Shareholder Meetings. Notice of a general meeting shall be given to
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all members, each of the Directors and the auditors. At least twenty-one clear days' notice in writing is to be given for an Annual General Meeting or an Extraordinary General Meeting at which a special resolution is proposed, or a resolution of which special notice has been given to the Company. For any other Extraordinary General Meeting, at least fourteen clear days' notice in writing must be given. A meeting shall be deemed to be duly called if it is agreed by all members entitled to attend and vote, in the case of an Annual General Meeting, and by a majority of members holding not less than 95% of the nominal value of shares giving the right to vote in the case of an Extraordinary General Meeting. A quorum of three persons entitled to vote on the business to be transacted must be present at the time of the meeting and throughout. As to admission, the Directors may make such arrangements as are necessary for the security of the meeting. They are entitled to refuse entry to any person not complying with such arrangements, requirements or restrictions.

6)       Limitations on Shareholdings. The Articles of Association place a
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limit on the rights to own securities. No person, unless permitted under Article
51 of the Articles of Association, may directly or indirectly own or control shares giving the right to cast 15% or more of the votes at a General Meeting of the Company. The holder of such shares shall not be entitled to attend or vote at any

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general meeting of the Company or exercise any other right in relation to the meeting until the holder complies with a notice under Article 51 of the Articles of Association to dispose of sufficient of such shares in order to cease to fall within this provision. There are no limitations relating to non-resident or foreign shareholders.

7)       Purchase of own shares.  The Company is permitted to purchase its own
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shares but only where this actionhas been sanctioned by an extraordinary resolutio

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